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                                                                    Exhibit 10.2
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                       SEPARATION AGREEMENT AND RELEASE

          THIS SEPARATION AGREEMENT AND RELEASE (the "Agreement") is entered into on this 14th day of February, 2002 (the "Effective Date"), by and between OraSure Technologies, Inc., a Delaware corporation (the "Company"), and Robert
D. Thompson ("Executive").

          WHEREAS, Executive is currently employed by the Company as its Chief Executive Officer pursuant to an Employment Agreement dated September 29, 2000 ("Employment Agreement") and a Business Protection Agreement dated January 12, 2000 ("Business Protection Agreement");

          WHEREAS, the Employment Agreement and the Business Protection Agreement superseded all prior understandings or agreements between the parties with respect to the subjects covered therein; and

          WHEREAS, Executive desires to resign his employment effective January 31, 2002.

          NOW THEREFORE, in consideration of these premises and the mutual promises contained herein, and intending to be legally bound hereby, the parties agree as follows:

          1.   Consideration.  After execution of this Agreement and the passage
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of the seven-day revocation period referenced in Section 7 below, the Company will provide the following consideration to Executive:

               A. The Company will continue to pay Executive's salary until September 29, 2003 ("the severance period"), in accordance with Section 6.5.2 of the Employment Agreement, provided, however, that if Executive fails to comply with the Business Protection Agreement during the severance period, the Company's obligation to continue Executive's salary shall end on the date of non-compliance. Subject to Section 3 hereof, the total amount of severance to be paid is $456,922.94, less all applicable withholding taxes with respect to all compensation-related benefits. The payments will be made in biweekly installments of $10,576.92 in accordance with the Company's regular payroll practices.

               B. Under COBRA, Executive is eligible for continuing coverage under the Company's health benefit plan for a period of eighteen months from January 31, 2002. If Executive takes the necessary steps to elect COBRA continuation coverage, the Company will reimburse Executive for the cost of his COBRA premiums for the period ending January 31, 2003. For the remaining COBRA period, Executive will be responsible for paying the applicable COBRA premiums.

               C. The Company will transfer to Executive ownership of the two Company-provided laptop and desktop computers located in Executive's residence and the Executive's Company-provided cellular phone.

          2.   Termination of Employment; Resignation from Board.  Executive is
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terminating his employment pursuant to Section 6.2 of the Employment Agreement.
However,
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subject to the execution of this Agreement and compliance with all of the conditions set forth herein, the parties agree to treat the termination as a termination without cause by the Company under the first sentence of Section 6.4 of the Employment Agreement. Executive acknowledges that, pursuant to Section 2 of this Agreement, he has received written notice, as required by Section 6.4 of the Employment Agreement. Executive affirms that he has resigned from his position as a member of the Company's Board of Directors, effective January 31, 2002.

          3.   Loan Repayment.  The parties agree that the Executive's interest-
               --------------
free loan in the amount of $75,000 from the Company is due to be repaid on April 17, 2002. The parties agree that the loan will be repaid by deductions from the continuing salary payments set forth in Section 1 in the following manner. Beginning with the first salary payment due after April 17, the amount of the loan will be offset from the net portion of that salary payment and of the following salary payments until the loan is fully repaid. Executive will not be charged interest on the loan payments. Executive agrees that he shall be responsible for paying all applicable federal, state, or local taxes due with respect to the loan to the extent not withheld by the Company.

          4.   Directors' and Officers' Liability Insurance.  To the extent the
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Company maintains liability insurance coverage for its directors and officers, the Company agrees to make reasonable efforts to continue to maintain coverage for the Executive under such policy or policies through January 31, 2005, in accordance with its or their terms, to the maximum extent of the coverage provided under such policy or policies in effect for any other director or officer of the Company.

          5.   Release.  As contemplated by Section 6.5.2. of the Employment
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Agreement, in exchange for the consideration referenced in Section 1 and the other consideration set forth in this Agreement, Executive hereby generally releases and discharges the Company, together with each and every of its predecessors, successors (by merger or otherwise), parents, subsidiaries, affiliates, divisions and related entities, directors, officers, Executives and agents, whether present or former (collectively the "Releasees"), from any and all suits, causes of action, complaints, obligations, demands, or claims of any kind, whether in law or in equity, direct or indirect, known or unknown, suspected or unsuspected (hereinafter "claims"), which the Executive ever had or now has arising out of or relating to any matter, thing or event occurring up to and including the date of this Agreement. Except as otherwise expressly provided in this Agreement, Executive's release specifically includes, but is not limited to:

               A. any and all claims for wages and benefits including, without limitation, salary, stock, options, commissions, royalties, license fees, health and welfare benefits, severance pay, vacation pay, incentives, and bonuses;

               B. any and all claims for wrongful discharge, breach of contract (whether express or implied), or for breach of the implied covenant of good faith and fair dealing;

               C. any and all claims for alleged employment discrimination on the basis of age, race, color, religion, sex, national origin, veteran status, disability and/or handicap and any and all other claims in violation of any federal, state or local statute, ordinance, judicial

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precedent or executive order, including but not limited to claims under the following statutes: Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. (S)2000e et seq., the Civil Rights Act of 1866, 42 U.S.C. (S)1981, the
                ------
Age Discrimination in Employment Act, 29 U.S.C. (S)621 et seq., the Older
                                                       ------
Workers Benefit Protection Act, 29 U.S.C. (S)626(f), the Americans with Disabilities Act, 42 U.S.C. (S)12101 et seq., the Family and Medical Leave Act
                                     ------
of 1993, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, or any comparable statute of any other state, country, or locality except as required by law, but excluding claims for vested benefits under the Company's pension plans;

               D. any and all claims under any federal, state or local statute or law;

               E. any and all claims in tort (including but not limited to any claims for misrepresentation, defamation, interference with contract or prospective economic advantage, intentional or negligent infliction of emotional distress, duress, loss of consortium, invasion of privacy and negligence);

               F.   any and all claims for attorneys' fees and costs;

               G.   any and all other claims for damages of any kind; and

               H. any and all claims relating to or arising out of the Employment Agreement.

          Notwithstanding the foregoing, nothing contained in this Section 5 shall apply to, or shall release the Company from, (i) any obligation of the Company under this Agreement; (ii) any accrued or vested benefit of the Executive pursuant to any employee benefit plan of the Company, (iii) any obligation of the Company under the Non-Qualified Stock Option Agreement for Discounted Non-Plan Options dated January 5, 2000 and the Employee Incentive and Non-Qualified Stock Option Agreement dated December 13, 2000, or (iv) the Executive's rights to indemnification and contribution related to his service as an officer or director of the Company under the Indemnification Agreement between the Company and the Executive, dated September 29, 2000, or pursuant to the Company's Certificate of Incorporation or Bylaws.

          In procuring the forgoing release from the Executive, the Company acknowledges and affirms to the Executive that the executive officers of the Company have no present actual knowledge of any claim, demand or cause of action against the Executive arising out of or related to his past or present employment with the Company. The Company further agrees that in the event the Company shall hereinafter assert a claim against the Executive arising out of or related to his past or present employment, the foregoing release shall not prevent the Executive from asserting any defense to such claim in any proceeding relating thereto.

          6.   Acknowledgment.  Executive understands that his release extends
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to all of the aforementioned claims and potential claims which arose on or before the date of this Release, whether now known or unknown, suspected or unsuspected, and that this constitutes an essential term of this Release. Executive further understands and acknowledges the significance and consequence of this Release and of each specific release and waiver, and expressly consents that this Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected claims, demands, obligations,

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and causes of action, if any, as well as those relating to any other claims, demands, obligations or causes of action herein above-specified.

          7.   Advice of Counsel; Revocation Period.  Executive is hereby
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advised to seek the advice of counsel. Executive acknowledges that he has, in fact, sought the advice of counsel, and is acting of his own free will, that the Executive has been afforded a reasonable time to read and review the terms of the Release, and that the Executive is voluntarily entering into this Release with full knowledge of its provisions and effects. Executive intends that this Release shall not be subject to any claim for duress. Executive further acknowledges that the Executive has been given at least twenty-one (21) days within which to consider this Release and that if the Executive decides to execute this Release before the twenty-one day period has expired, the Executive does so voluntarily and waives the opportunity to use the full review period. Executive also acknowledges that he has seven (7) days following his execution of this Release to revoke acceptance of the Release of age discrimination claims, with the Release of age discrimination claims not becoming effective until the revocation period has expired. If Executive chooses to revoke his acceptance of this Release, he should provide written notice to:

          Jeffrey P. Libson, Esquire
          Pepper Hamilton LLP
          899 Cassatt Road
          400 Berwyn Park
          Berwyn, PA 19312

          8.   No Admissions.  Neither the execution of this Agreement nor the
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terms hereof constitute an admission by the Company of liability to Executive.

          9.   No Disparagement.  Executive agrees to refrain from making
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disparaging comments about the Company, and further agrees not to disrupt the
Company's business activities in any manner whatsoever, and not to take any action that might affect adversely the professional or business reputation of the Company. The Company agrees not to disparage the Executive.

          10.  Confidentiality.  Except to the extent otherwise required by law,
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rule or regulation, the parties hereto will not disclose, in whole or in part, the existence, negotiation, or any of the terms of this Agreement. However, the parties may disclose the terms of this Agreement to their legal and financial advisors (and Executive may disclose the terms of this Agreement to his spouse), provided that the parties take all reasonable measures to assure that those individuals do not disclose the terms of this Agreement to a third party except as otherwise required by law.

          11.  Business Protection Agreement. Executive acknowledges that he
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continues to be bound by the provisions of the Business Protection Agreement and that the provisions of that agreement continue in full force and effect in accordance with its terms.

          12.  Return of Property. On or before January 31, 2002, Executive
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shall return to the Company in good working order all Company property within his possession, custody and control, except for the property transferred to the Executive pursuant to Section 1.C. Such

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property includes, but is not limited to keys, software, calculators, equipment, credit cards, forms, files, documents, manuals, correspondence, business cards, personnel data, lists of or other information regarding customers, contacts and/or employees, contracts, contract information, agreements, leases, plans, financial data or documents, brochures, catalogues, training materials, computer tapes and diskettes or other portable media.

          13.  Miscellaneous.

               A.   Successors and Assigns.  This Agreement shall inure to the
                    ----------------------
benefit of and be binding upon the Company and Executive and their respective successors, executors, administrators, heirs and/or permitted assigns; provided, however, that neither Executive nor the Company may make any assignments of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party, except that, without such consent, the Company may assign this Agreement to any successor to all or substantially all of its assets and business by means of liquidation, dissolution, merger, consolidation, transfer of assets, or otherwise. The Company shall cause any successor to all or substantially all of its assets to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no succession had taken place.

               B.   Notice.  Any notice or communication required or permitted
                    ------
under this Agreement shall be made in writing and (a) sent by overnight courier,
(b) mailed by certified or registered mail, return receipt requested or (c) sent by telecopier, addressed as follows:

                    If to Executive:

                    Robert Thompson
                    2130 Augusta Drive
                    Center Valley, PA 18034
                    Fax: (610) 317-9495

                    If to Company:

                    OraSure Technologies, Inc.
                    150 Webster Street
                    Bethlehem, PA 18015
                    Fax: (610) 882-1830

                    with a copy to:

                    Pepper Hamilton LLP
                    899 Cassatt Road
                    400 Berwyn Park
                    Berwyn, PA 19312
                    Attn: Jeffrey Libson, Esquire
                    Fax: 610-640-7835

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or to such other address as either party may from time to time duly specify by notice given to the other party in the manner specified above.

          C.   Entire Agreement; Amendments. This Agreement contains the entire
               ----------------------------
agreement and understanding of the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating to the employment of Executive by the Company, except the agreements referred to in the second to last paragraph of Section 5 above. This Agreement may not be changed or modified, except by an Agreement in writing signed by each of the parties hereto.

          D.   Waiver. Any waiver by either party of any breach of any term or
               ------
condition in this Agreement shall not operate as a waiver of any other breach of such term or condition or of any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof or constitute or be deemed a waiver or release of any other rights, in law or in equity.

          E.   Governing Law. This Agreement shall be governed by, and enforced
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in accordance with, the laws of the Commonwealth of Pennsylvania without regard to the application of the principles of conflicts of laws.

          F.   Severability. Whenever possible, each provision of this Agreement
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will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          G.   Section Headings. The section headings in this Agreement are for
               ----------------
convenience only; they form no part of this Agreement and shall not affect its interpretation.

          H.   Consent to Suit. Any legal proceeding arising out of or relating
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to this Agreement shall be instituted in the United States District Court for the Eastern District of Pennsylvania, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in the county in Pennsylvania in which the Company maintains its principal place of business, and Executive and the Company hereby consent to the personal and exclusive jurisdiction of such court and hereby waive any objection that Executive or the Company may have to personal jurisdiction, venue, and any claim or defense of inconvenient forum.

          I.   Counterparts and Facsimiles. This Agreement may be executed,
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including execution by facsimile signature, in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

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          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and Executive has executed this Agreement, in each case on the date first above written.


                          OraSure Technologies, Inc.

                          By:  /s/ Michael J. Gausling
                               -------------------------------------------------

                          Name: Michael J. Gausling
                                ------------------------------------------------

                          Title:  President and Chief Executive Officer
                                  ----------------------------------------------


                          /s/ Robert D. Thompson
                          ------------------------------------------------------
                          Robert D. Thompson

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